UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2006

YP CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code	(480) 654-9646

Not Applicable.
(Former Name or Former Address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 12, 2005, YP Corp (the “Company”) elected Benjamin Milk and Richard Butler as new independent members of the Company’s Board of Directors. Mr. Milk is a past Executive Director of the SEC and will sit on the Nominating and Corporate Governance Committee. Mr. Butler is a past president of two California financial institutions and will serve as Chairman of the Company’s Compensation Committee.

Mr. Milk was at the Securities and Exchange Commission for nine years, during which time he served as the Executive Director for five years. In that role, Mr. Milk assisted in the restructuring of the Division of Corporation Finance, the largest division of the SEC. He also conceived of the idea for the Commission’s first electronic market oversight and surveillance system (MOSS), worked with the Division of Market Regulation in its development, and supervised its testing. Since 1981, Mr. Milk has served as a senior officer for several organizations. He was a Vice President for an international trade association and was the Executive Vice President for a youth educational exchange program. Mr. Milk holds a Masters Degree in Public Administration from the University of Pittsburgh.

Richard D. Butler is a veteran Savings & Loan and mortgage banking executive, founder and major shareholder of the Ref-Razzer Company, co-founder and shareholder of Aspen Healthcare, Inc., past CEO and President of Mt. Whitney Savings Bank, First Federal Mortgage Bank, Trafalgar Mortgage and an Executive Officer and member of the President's Advisory Committee at American Savings & Loan Association (peak assets of $14 billion).

Mr. Butler developed a $200 million affordable housing consortium with First Bank, Federal Home Loan Mortgage Corporation, Radian Guaranty and Lloyds of London. He has several U.S. patents and International patents pending for Ref Razzer and manufactures sports entertainment products through his partner processing facilities in Shangai, China. Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California and Southern Oregon State College. Mr. Butler brings extensive experience in management, credit and investment analysis and sales and marketing. His vast knowledge of the lending industry and his business networks will assist the Company to grow and develop.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated August 12, 2006, issued by YP Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YP CORP

Date: August 15, 2006	/s/ Gary Perschbacher
Gary Perschbacher
Chief Financial Officer